UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2009

DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Marcus Ave., Suite M04, Lake Success, NY	11042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 516-734-3600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 8, 2009, Judge Gilford, the federal district court judge in the central district of California hearing the Company’s pending litigation against RouteOne and Finance Express, which is described in Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, held that DealerTrack’s patent 7,181,427 was invalid for failure to comply with a standard required by the recently decided case in the Court of Appeals of the Federal Circuit of In re Bilski. Accordingly, DealerTrack’s case in the District Court against RouteOne and Finance Express will be dismissed. DealerTrack intends to file a notice of appeal.

Attached hereto as Exhibit 99.1 is a press release of July 8, 2009 announcing the pending dismissal of the case and DealerTrack’s intention to file a notice of appeal.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Registrant’s Press Release dated July 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2009

DealerTrack Holdings, Inc.

By: /s/ Eric D. Jacobs
Eric D. Jacobs
Senior Vice President, Chief Financial Officer,
Chief Administrative Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Registrant’s Press Release dated July 8, 2009.